FORM N-SAR
Exhibit 77Q1e

MAINSTAY MACKAY DEFINEDTERM
MUNICIPAL OPPORTUNITIES FUND
811-22551
For Period Ended 5/31/18



 Investment Advisory Contracts

1.	Amendment dated February 28, 2018 to the Management
Agreement
2.	Form of Amendment dated February 28, 2018 to the
MacKay Shields Subadvisory Agreement





MAINSTAY DEFINEDTERM MUNICIPAL
OPPORTUNITIES FUND
AMENDMENT TO THE MANAGEMENT
AGREEMENT
      This Amendment to the Amended and Restated
Management Agreement is hereby made as of the 28th day of February, 2018, between MainStay DefinedTerm
Municipal Opportunities Fund, a Delaware statutory trust
(the Fund), and New York Life Investment Management
LLC, a Delaware limited liability company (the Manager).
      WHEREAS, the Fund and the Manager are parties to the Management Agreement, dated June 26, 2012 (the
Agreement); and

      WHEREAS, the Fund and the Manager hereby wish to amend the Agreement to reflect the name change of the Fund, as approved by the Funds Board of Trustees at its meeting held on December 13, 2017;
       NOW, THEREFORE, the parties agree as
follows:
      All references to the Fund in the Agreement are revised to reflect the Funds new name: MainStay MacKay
DefinedTerm Municipal Opportunities Fund.

The remainder of this page has been left blank intentionally.



	IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers and attested as of the date first written above.


NEW YORK LIFE INVESTMENT MANAGEMENT
LLC


Attest:	/s/ Thomas Lynch			By:	/s/ Yie-
Hsin Hung
Name: Thomas Lynch	Name:	Yie-
Hsin Hung
Title:   	Director and Associate General	Title:    Chief
Executive Officer
Counsel



MAINSTAY MACKAY DEFINEDTERM
MUNICIPAL OPPORTUNITIES FUND


Attest: 	/s/ Thomas Lynch		 	By:	/s/
Kirk C. Lehneis
Name:	Thomas Lynch			Name:	Kirk C.
Lehneis
Title:   	Assistant Secretary			Title:
	President





MAINSTAY DEFINEDTERM MUNICIPAL
OPPORTUNITIES FUND

FORM OF AMENDMENT TO THE SUBADVISORY
AGREEMENT

       This Amendment to the Subadvisory Agreement, is made as of the 28th day of February, 2018, between New York Life Investment Management LLC, a Delaware limited liability company (the Manager) and MacKay Shields LLC, a Delaware limited liability company (the Subadvisor).

       WHEREAS, the Manager and the Subadvisor are parties to the Subadvisory Agreement, dated June 26, 2012
(Agreement); and

       WHEREAS, the Manager and the Subadvisor wish to amend the Agreement to reflect the name change of the MainStay DefinedTerm Municipal Opportunities Fund (the
Fund), as approved by the Funds Board of Trustees at its meeting held on December 13, 2017;
       NOW, THEREFORE, the parties agree as follows:
       All references to the Fund in the Agreement are revised to reflect the Funds new name: MainStay MacKay DefinedTerm
Municipal Opportunities Fund.


       The remainder of this page has been left blank intentionally.




       IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their duly authorized officers and attested effective as of the date first written above.


NEW YORK LIFE INVESTMENT MANAGEMENT LLC


Attest:  	_______________		 		By:

Name:	Thomas Lynch					Name:
Yie-Hsin Hung
Title:	Director and Associate General Counsel		Title:
	Chief Executive Officer




MACKAY SHIELDS LLC


Attest:							By:

Name:							Name:
Title:							Title:







Information Classification: General

Information Classification: General